                                   AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of December ___, 2001, is intended to modify the Employment Agreement, dated as of November 1, 2001 (the "Agreement of Employment"), among US Unwired Inc., a Louisiana corporation ("Company"), and Michael D. Bennett (the "Executive").

                                    RECITALS

     WHEREAS, the Company and the Executive desire to amend the Agreement of Employment in the manner set forth below.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1. Effective immediately prior to and subject to the consummation of a IWO Merger (as defined in Section 2(b) hereof):

     (a) Section 3(a)(i)(A) of the Agreement of Employment is hereby amended by replacing the words "Chief Operating Officer" therein with the words "Senior Vice-President, Sales and Marketing".

     (b) Section 3(b)(i) of the Agreement of Employment is hereby amended by replacing the words "Chief Executive Officer ("CEO")" therein with the words "Chief Operating Officer ("COO")".

     (c) Sections 4(b),4(b)(i),4(b)(ii), and 4(b)(iii) of the Agreement of Employment are hereby amended by replacing the words "CEO" therein with the words "COO".


     SECTION 2.

     (a) You agree that in the case of a IWO Merger, the obligations of the parties under the Agreement of Employment with respect to Section 3(a) thereof will be satisfied if you (i) serve as Senior Vice-President, Sales and Marketing of the Company and (ii) perform such duties as are appropriate to such office and not inconsistent therewith as may be assigned to you by the COO.

     (b) "IWO Merger" means a transaction that (i) results in (x) the merger, consolidation or amalgamation or other business combination of a wholly-owned subsidiary of the Company or the Company's wholly-owned subsidiary with or into the entity referred to by the Company as "IWO" or (y) the sale, transfer, assignment, lease, conveyance or other disposition, directly or
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indirectly, of all or substantially all the assets of IWO and its subsidiaries, considered as a whole, to the Company and (ii) closes prior to the date occurring 181 days after the signing of a definitive agreement for such transaction.

     SECTION 3.

     (a) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

     (b) All references to Sections in this Amendment refer to Sections of this Amendment, unless otherwise expressly provided for.

     (c) All other provisions of the Agreement of Employment not amended hereby will remain in full force and effect.

                            [signature page follows]

                                       2
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     IN WITNESS WHEREOF, US Unwired Inc. have caused this Amendment to be signed by its respective officer hereunto duly authorized, and the Employee has hereunto set his hand, effective as of the day and year first above written.



                              US Unwired, Inc.


                              By:
                                     ----------------------------------------
                              Name:
                              Title:


                              EMPLOYEE



                              -----------------------------------------------
                              Michael D. Bennett